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                                                                  Exhibit (a)(3)

                            CALAMOS INVESTMENT TRUST

                               AMENDMENT NO. 2 TO
                    THE THIRD AMENDED AND RESTATED AGREEMENT
                            AND DECLARATION OF TRUST

     AMENDMENT NO. 2 to the Third Amended and Restated Agreement and Declaration of Trust, dated as of March 30, 2006, as amended (the "Declaration of Trust") of Calamos Investment Trust (the "Trust"), made as of the 24th day of August, 2006.

                                   WITNESSETH:

     WHEREAS, Article VII, Section 7.3 of the Declaration of Trust provides that the Declaration of Trust may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, Article III, Section 3.1 subsection (d) of the Declaration of Trust provides that any Trustee may resign his trust or retire as a Trustee, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument and shall be effective as to the Trust and each Sub-Trust hereunder; and

     WHEREAS, effective June 28, 2006 Nick P. Calamos resigned from the Board of Trustees; and

     NOW, THEREFORE, effective June 28, 2006, the Declaration of Trust is hereby amended as follows:

     I. The first paragraph of Article III, Section 3.1 subsection (a) of the Declaration of Trust is hereby amended to read in pertinent part as follows:

          "Section 3.1 NUMBER, DESIGNATION, ELECTION, TERM, ETC.

          (a) TRUSTEES. The current Trustees hereof are John P. Calamos, Sr., Joe F. Hanauer, Weston W. Marsh, John E. Neal, William R. Rybak, Stephen B. Timbers and David D. Tripple. The address of each trustee is 2020 Calamos Court, Naperville, Illinois."

     The undersigned hereby certifies that Amendment No. 2 to the Third Amended and Restated Agreement and Declaration of Trust set forth above has been duly adopted in accordance with the provisions of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned has hereto set his hand as of the day and year first above written.


                                        By: /s/ James S. Hamman, Jr.
                                            ------------------------------------
                                        Name: James S. Hamman, Jr.
                                        Title: Secretary